We consent to the inclusion in the Registration Statement (Form S-1) of Sterling Consolidate Corp. of our report dated April 15, 2013, with respect to the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the period ended December 31, 2012 and 2011 to be included in this Registration Statement.

/s/ Sam Kan & Company ___________________________________
Firm’s Signature
Alameda, CA ___________________________________
City, State
August 19, 2013 ___________________________________
Date